EXHIBIT 99.1

Skkynet Elects Xavier Mesrobian as Chairman of the Board

Long-time executive leader to guide Skkynet’s next phase of strategic, sustained growth.

Mississauga, Ontario, November 25, 2025 – Skkynet Cloud Systems, Inc. (“Skkynet” or “the Company”) (OTCQB: SKKY), a global leader in real-time industrial data communications, today announced that its Board of Directors has elected Xavier Mesrobian as Chairman.

Mesrobian has been a driving force in Skkynet’s development and market expansion for more than a decade, and his new role reflects the Board’s confidence in his strategic leadership as the company enters its next phase of growth.

Mesrobian has played a central role in shaping Skkynet’s vision, commercial strategy, and international presence since the company’s early days. Serving in a prior senior executive role as Vice President of Sales & Marketing, he helped build Skkynet into a trusted provider of secure, real-time industrial connectivity solutions for customers worldwide. His leadership has been instrumental in driving revenue growth, expanding global partnerships, and positioning the company at the forefront of Industry 4.0 and industrial IoT.

“The Board is pleased to elect Xavier as Chairman,” said Paul Thomas, President of Skkynet. “His long-standing commitment to Skkynet’s mission, combined with his deep understanding of the industrial technology landscape, gives him the perspective needed to guide the company’s continued expansion. Xavier has been a steady, visionary leader for many years, and we look forward to his guidance at the Board level as we execute on our strategic roadmap.”

As Chairman, Mesrobian will focus on supporting sustained, long-term growth by strengthening governance, enhancing stakeholder engagement, and ensuring alignment between the company’s strategic initiatives and expanding market opportunities. His experience navigating evolving industrial markets—while cultivating strong customer and partner relationships—positions him to provide exceptional leadership to both the Board and executive team.

“Skkynet is stepping into an exciting era of growth,” said Mesrobian. “Our data intelligence platform uniquely enables secure, real-time connectivity at a time when industrial companies are accelerating digital transformation, cloud adoption, and AI-driven operations. I am honoured to take on the role of Chairman and look forward to working with the Board and management to continue building on our momentum and delivering sustainable value for customers and shareholders.”

Mesrobian’s election marks an important milestone as Skkynet continues to expand its solution offerings, accelerate global reach, and strengthen its foundation for long-term success. His leadership at the Board level reinforces the company’s commitment to innovation, operational discipline, and responsible growth.

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About Skkynet

Skkynet Cloud Systems, Inc. is a global leader in industrial software, providing secure, real-time data connectivity and edge processing for industrial systems of all types. Skkynet’s technologies bridge plant systems, cloud platforms, and AI to enable safe, intelligent, and resilient operations across all industrial verticals. Skkynet’s solutions empower organizations to optimize operations, enhance efficiency, and drive innovation by connecting, monitoring, and controlling their systems in real time while maintaining robust security and data privacy standards.

For more information, visit skkynet.com.

Forward-Looking Statements

This news release contains forward-looking statements, including expectations regarding future financial performance, subscription growth, product launches, and overall business performance and outlook. These statements are based on current assumptions and involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied. Skkynet undertakes no obligation to update these forward-looking statements except as required by law. Investors should refer to the risk factors disclosure outlined in Skkynet’s most recent report on Forms 10-K, 10-Q and other periodic reports filed with the U.S. Securities and Exchange Commission.

Contact

Skkynet Cloud Systems, Inc.

Paul E. Thomas, President

Tel: (888) 702-7851

Web: https://skkynet.com

Email: ir@skkynet.com

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